EXHIBIT A

                                   AGREEMENT

                         JOINT FILING OF SCHEDULE 13G

The undersigned hereby agrees to jointly prepare and file with regulatory authorities a Schedule 13G and any future amendments thereto reporting each of the undersigned's ownership of securities of Urogen Corp. and hereby affirm that such Schedule 13G is being filed on behalf of each of the undersigned.

                              PARAMOUNT CAPITAL ASSET MANAGEMENT, INC.

Dated: January 25, 2000
New York, NY                  By     /s/ Lindsay A. Rosenwald
                                     -----------------------------------------
                              Name:  Lindsay A. Rosenwald, M.D.
                              Title: Chairman


                              ARIES DOMESTIC FUND, L.P.
                              By Paramount Capital Asset Management, Inc.
                              General Partner

Dated: January 25, 2000
New York, NY                  By     /s/ Lindsay A. Rosenwald
                                     -----------------------------------------
                              Name:  Lindsay A. Rosenwald, M.D.
                              Title: Chairman


                              THE ARIES MASTER FUND
                              By Paramount Capital Asset Management, Inc.
                              Investment Manager

Dated: January 25, 2000
New York, NY                  By     /s/ Lindsay A. Rosenwald
                                     -----------------------------------------
                              Name:  Lindsay A. Rosenwald, M.D.
                              Title: Chairman

Dated: January 25, 2000
New York, NY                  By     /s/ Lindsay A. Rosenwald
                                     -----------------------------------------
                              Name:  Lindsay A. Rosenwald, M.D.
                              Title: Chairman


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